Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated January 8, 2018, relating to the balance sheet of Platinum Eagle Acquisition Corp. as of December 31, 2017, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 12, 2017 (date of inception) to December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 8, 2018